Exhibit 10-27

January 29, 2010

Mr. Anthony J. Alexander
President & Chief Executive Officer
FirstEnergy Corp.
76 S. Main Street
Akron, Ohio 44308

Dear Tony:

Based on our discussions and the terms of the employment agreement (“Agreement”) dated February 26, 2008, please accept this as written notice of our mutual agreement to the early termination of my employment effective March 31, 2010.

If the above is agreeable to you, please sign where indicated and return a copy to me for my records.  If you have any questions, please do not hesitate to call.

Sincerely,

Mr. Richard R. Grigg

So Agreed:

Date: